Exhibit 13.1

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Interim Chief Executive Officer and Co-Executive Chairman of POET Technologies Inc. (the “Company”), does hereby certify that to his knowledge:

1)	the Company’s Annual Report on Form 20-F for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Report.

/s/ Peter Copetti
Peter Copetti
Interim Chief Executive Officer and Co-Executive Chairman
Dated: April 13, 2015